UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Euronet Worldwide, Inc. (the “Company”) announced that, on January 25, 2008, after discussions with the Company, John Romney voluntarily resigned his position as Executive Vice President and Managing Director of the Company’s EMEA EFT Division, effective January 31, 2008, to pursue other interests. Euronet will not be replacing Mr. Romney. Mr. Romney’s direct reports will now report to Kevin Caponecchi, President of the Company.

The Company has agreed to provide to Mr. Romney the severance benefits payable under Section 8(b) of the Employment Agreement dated January 1, 2003 between the Company and Mr. Romney (“Employment Agreement”), except that the Company may elect to make certain payments through acceleration of vesting of certain outstanding equity awards rather than in cash. Under the terms of the Employment Agreement, Mr. Romney will be subject to certain non-compete provisions during the severance period.

The Employment Agreement is attached as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission on May 4, 2005, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date: January 31, 2008